UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Virtusa Corporation

(Name of Registrant as Specified In Its Charter)

New Mountain Vantage LO, L.P.

New Mountain Vantage Focus, L.P.

New Mountain Vantage (California) II, L.P.

New Mountain Vantage, L.P.

New Mountain Vantage Co-Invest II, L.P.

New Mountain Vantage GP, L.L.C.

New Mountain Vantage Advisers, L.L.C.

Ramakrishna Prasad Chintamaneni

Patricia B. Morrison

Michael J. Baresich

Chad Fauser

Nadia Shouraboura

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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New Mountain Vantage Advisers, L.L.C., together with other participants (collectively, “New Mountain Vantage”), have filed a definitive proxy statement and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of their slate of director nominees at the 2020 Annual Meeting of Shareholders of Virtusa Corporation (the “Company”).

On September 10, 2020, the Company announced that it has entered into a definitive Agreement and Plan of Merger, dated as of September 9, 2020 (the “Merger Agreement”), with affiliates of Baring Private Equity Asia (“Baring”) pursuant to which Baring agreed to acquire all of the issued and outstanding shares of the Company for $51.35 per share in an all-cash transaction valued at approximately $2.0 billion (the “Transaction”). New Mountain Vantage believe that the Transaction significantly undervalues the Company. New Mountain Vantage intend to explore whether alternative transactions that are more beneficial to the Company’s shareholders are available, including by contacting potential strategic and financial buyers, financing sources and other market participants.

IMPORTANT INFORMATION

On August 19, 2020, New Mountain Vantage Advisers, L.L.C., together with other participants (collectively, “New Mountain Vantage”), filed a definitive proxy statement (the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Virtusa Corporation (the “Company”) for use at the Company’s 2020 annual meeting of stockholders. NEW MOUNTAIN VANTAGE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE NEW MOUNTAIN VANTAGE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement and any other materials filed with the SEC by New Mountain Vantage are available at no charge on the SEC’s website at http://www.sec.gov and are also available at no charge on request from New Mountain Vantage’s proxy solicitor, Harkins Kovler, LLC at (800) 326-5997 or via email at VRTU@HarkinsKovler.com.